Exhibit 99.1

STREAM GLOBAL SERVICES ANNOUNCES DECEMBER 31, 2008 FOURTH

QUARTER AND YEAR END FINANCIAL RESULTS

Fourth Quarter Gross Margins increased to 40% in Q4 2008 as compared to 33%

in Q4 2007 for Predecessor Company

BOSTON, MA – March 17, 2009 – Stream Global Services, Inc. (AMEX:OOO), a leading provider of customer relationship management and other business process outsourcing services (“Stream”), today reported consolidated financial results for its 2008 fourth quarter and year end.1

GAAP Consolidated Results

On July 31, 2008, Stream (formerly known as Global BPO Services Corp.), a development stage company completed its acquisition of Stream Holdings Corporation (“SHC”).

On a GAAP basis revenue for the three and twelve-month periods ended December 31, 2008 was $129.8 million and $211.4 million, respectively, as compared to zero in the prior year for both periods.

GAAP net loss was $0.1 million for the three months ended December 31, 2008 as compared to net income of $1.1 million for the three months ended December 31, 2007. For the year ended December 31, 2008, GAAP net income was $0.8 million compared to net income of $1.1 million for the year ended December 31, 2007.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis, the Company posted record revenue for the year ended December 31, 2008 of $523.5 million compared to $483.6 million for the prior year ended December 31, 2007. For the fourth quarter ended December 31, 2008, revenue was $129.8 million compared to $137.9 million for the fourth quarter ended December 31, 2007.

Stream’s gross profit as a percentage of revenue increased to 37% in the year ended December 31, 2008 compared to 34% in the year ended December 31, 2007.

For the three month period ended December 31, 2008, gross profit as a percentage of revenue improved to 40% compared to 33% for the three months ended December 31, 2007.

For the three months ended December 31, 2008, adjusted earnings before interest taxes depreciation and amortization (“Adjusted EBITDA”) increased 80% to $11.5 million compared to $6.4 million in the year-earlier period. Adjusted EBITDA increased 44% to $31.7 million in the year ended December 31, 2008 as compared to $22.0 million in the year earlier period (see attached Reconciliation of GAAP to non-GAAP Information).

2008 Accomplishments

Scott Murray, Chairman and Chief Executive Officer of Stream said; “Since our purchase of SHC on July 31, 2008, we have made tremendous progress in building our client relationships and strengthening our performance with our global clients by improving operating metrics that they consider key to the success of their businesses. We have substantially improved the financial performance of Stream by focusing on operations, growing our existing accounts and adding new logos, opening new global centers for service and attracting many industry veterans back to Stream to join our management team. “

Our 2008 accomplishments included the following:

•

We consummated the acquisition of SHC on July 31, 2008. The purchase was valued at $128.8 million for accounting purposes (which reflected the $200 million purchase price less assumed indebtedness and other transaction related costs). In connection with the acquisition we completed a $108 million asset backed revolving credit facility.

•

We issued 150,000 shares of our Series A Convertible Preferred Stock, for an aggregate purchase price of $150 million to Ares Corporate Opportunities Fund II, L.P. (“Ares”). Ares then became our largest stockholder with approximately 73% effective ownership.

•	We completed a self-tender offer and a share redemption pursuant to which we purchased a total of 29.6 million shares of our common stock for approximately $236 million.

•	We expanded operations into new geographies such as El Salvador, the Philippines and Egypt. We also increased our presence in India to over 1500 seats.

•	We have sold a number of new logo clients representing over $70 million of annualized revenues on a full year basis once fully implemented.

•	Over 35 industry veterans have returned to SGS in various senior management positions in areas such as client management and sales, operations and other areas of administration.

Murray concluded, “During 2009, we expect to build on the operating improvements made in the fourth quarter to streamline our business. At the same time, we have upgraded both the quality and the quantity of our sales force, and are committed to increasing our market penetration.”

For further information please contact: Stephen Farrell, Executive Vice President & Chief Financial Officer at 781-304-1800 or stephen.farrell@stream.com

[1]

On July 31, 2008, Stream Global Services, Inc. (“SGSI”) (formerly known as Global BPO Services Corp.) completed its acquisition of Stream Holdings Corporation (“SHC”). As a result, the preliminary consolidated condensed statements of operations include the results of operations of SGSI for all periods presented, and of SHC for only the period from July 31, 2008 through December 31, 2008. The balance sheet at December 31, 2008 includes the balances of SGSI, including its wholly owned subsidiary SHC. These financial results also include non-GAAP pro forma combined results of operations for SGSI and SHC as if they had been combined since January 1, 2007. The pro forma combined consolidated condensed statements of operations are presented because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Prior to July 31, 2008, SGSI was a blank check company formed for the purpose of seeking to acquire an operating company. Accordingly, we had no revenues prior to July 31, 2008 because we were in the development stage.

About Stream Global Services, Inc. Stream Global Services, Inc. is a leading provider of integrated business process outsourcing services such as technical support, customer retention and recovery services, warranty support, customer care, sales services, credit and collections, subscription management and other professional services for Fortune 1,000 clients in the technology, software, computing, consumer electronics, media and communications sectors. Stream has more than 17,000 technical and customer care professionals and other employees across 33 service solution centers in 18 countries.

Safe Harbor. This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business objectives and our belief about a reversal in a deferred tax liability provision. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to: our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s annual report filed with the SEC on Form 10-K for the year ended December 31, 2008.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release or with respect to the announcements described herein, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to in this press release, in the Current Report on Form 8-K furnished to the SEC on the date hereof.

References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

Non-GAAP Financial Information. This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how Stream defines non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP Information,” certain items noted on each such specific schedule are excluded from the non-GAAP financial measures.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the items described above from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31, 2008	Period Ended June 26, 2007 to December 31, 2007
	2008	2007	2008	2007
Revenue	$129,836	$—	$211,373	$—

Gross profit	52,087	—	83,095	—

Operating expenses:
Selling, general and administrative expenses	40,689	224	66,884	242
Depreciation and amortization expense	6,986	—	10,982	—

Income (loss) from operations	4,412	(224)	5,229	(242)
Interest expense (income) and other financial costs	2,028	(2,119)	(926)	(2,119)

Income (loss) before provision for income taxes	2,384	1,895	6,155	1,877
Provision for Income taxes	2,530	760	5,359	760

Net income (loss)	$(146)	$1,135	$796	$1,117
Preferred stock beneficial conversion feature, accretion and dividends	1,359	—	51,958	—

Net income (loss) available to common shareholders:	(1,505)	1,135	(51,162)	1,117

Basic and Diluted income (loss) per share	$(0.16)	$0.05	$(2.20)	$0.07

Shares used in computing per share data:
Basic and Diluted shares	9,462	25,093	23,258	16,189

Note: Prior to July 31, 2008 SGS was a development stage company and had no operations

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)

			(Predecessor SHC)
(in thousands)	December 31, 2008	December 31, 2007	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$10,660	$247,461	$12,581
Accounts receivable, net	109,385	—	115,794
Other current assets	26,811	1,065	10,539

Total current assets	146,856	248,526	138,914
Equipment and fixtures, net	41,634	27	36,656
Goodwill, intangible assets, and other long-term assets	141,455	165	17,846

Total assets	$329,945	$248,718	$193,416

Liabilities and Stockholders’ Equity
Current liabilities	$79,392	$8,563	$148,685
Long-term debt	63,624	—	22,294
Other long-term liabilities	39,267	—	15,085

Total liabilities	182,283	8,563	186,064

Common stock subject to conversion	—	73,875	—

Stockholders equity and preferred stock *	147,662	166,280	7,352

Total liabilities and stockholders’ equity	$329,945	$248,718	$193,416

*	December 31, 2008 includes $145,911 of redeemable convertible preferred stock

Note: Prior to July 31, 2008 SGS was a development stage company and had no operations

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
(Non-GAAP)
Revenue	$129,836	$137,924	$523,458	$483,569
Direct costs of revenue	77,749	91,918	330,955	320,935

Gross profit	52,087	46,006	192,503	162,634

Gross profit as a percentage of revenue	40%	33%	37%	34%
Operating expenses:
Selling, general and administrative expenses	40,593	39,609	160,824	143,117
Stock based compensation expense	96	701	1,330	1,013
Depreciation and amortization expense	6,986	5,426	24,359	19,550

	47,675	45,736	186,513	163,680

Income (loss) from operations	4,412	270	5,990	(1,046)
Interest expense (income) and other financial costs	2,028	2,026	7,952	7,695

Income (loss) before provision for income taxes	2,384	(1,756)	(1,962)	(8,741)
Provision for income taxes	2,530	2,598	9,697	5,938

Net income (loss)	$(146)	$(4,354)	$(11,659)	$(14,679)

Pro Forma Adjusted EBITDA
Income (loss) from operations	$4,412	$270	$5,990	$(1,046)
Depreciation and Amortization	6,986	5,426	24,359	19,550
Stock-based compensation expenses	96	701	1,330	1,013
Facility closure costs	—	—	—	2,467

Pro Forma Adjusted EBITDA	$11,494	$6,397	$31,679	$21,984

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net Income (loss)	$(146)	$1,135	$796	$1,117
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Provision for income taxes	2,530	760	5,359	760
Pro forma depreciation and amortization	6,986	5,426	24,359	19,550
Interest expense (income) and financial costs	2,028	(2,119)	(926)	(2,119)
Stock-based compensation expenses	96	701	1,330	1,013
Operating income (loss) from SHC for the period prior to the acquisition of July 31, 2008, excluding depreciation and amortization	—	494	761	1,663

Pro Forma Adjusted EBITDA	$11,494	$6,397	$31,679	$21,984

STREAM GLOBAL SERVICES, INC.

STATEMENT OF OUTSTANDING COMMON STOCK EQUIVALENTS AND WARRANTS

AS OF DECEMBER 31, 2008

(Unaudited)

(in thousands)

	Shares or warrants outstanding	Percentage
Common share equivalents outstanding:
Common shares held by founding stockholders subject to resale restrictions
	7,813	22.48%
Common shares held by employees subject to resale restriction	93	0.27%

Common shares held by institutional investor	1,250	3.60%

Common shares held by other public investors	302	0.87%

Common shares outstanding	9,458	27.21%

Common share equivalents from conversion of 150,000 preferred shares held by Ares at $6.00 per share conversion price	25,298	72.79%

Total common share equivalents outstanding	34,756	100.00%

Warrants and employee stock options outstanding:

Publicly held warrants outstanding, exercisable at $6.00 per warrant into common shares	31,250

Ares held warrants outstanding, exercisable at $6.00 per warrant into common shares	7,500

Employee stock options, exercisable at $6.00 per share and not yet vested	3,210